Exhibit 5.01
[Fenwick & West LLP Letterhead]
July 22, 2010
Green Dot Corporation
605 East Huntington Drive, Suite 205
Monrovia, CA 91016
Ladies and Gentlemen:
     At your request, we have examined the Registration Statement on Form S-1 (the “Additional Registration Statement”) filed by Green Dot Corporation, a Delaware corporation (the “Company”), with the Securities and Exchange Commission (the “Commission”) on July 22, 2010, in connection with the registration under the Securities Act of 1933, as amended (the “Securities Act”), of the proposed sale of an aggregate of up to 495,471 shares (the “Stock”) of the Company’s Class A Common Stock, $0.001 par value per share (the “Class A Common Stock” and, together with the Company’s Class B Common Stock, $0.001 par value per share, the “Common Stock”), which number of shares includes (i) up to 387,223 shares initially to be sold by certain selling stockholders (the “Selling Stockholders”), all of which are presently issued and outstanding, and (ii) up to 108,248 shares subject to the underwriters’ over-allotment option to be sold by certain of the Selling Stockholders, all of which are presently issued and outstanding. The Additional Registration Statement relates to the Registration Statement on Form S-1 (Registration No. 333-165081) (the “Original Registration Statement” and, together with the Additional Registration Statement, the “Registration Statements”) filed by the Company with the Commission on February 26, 2010, as amended.
     In rendering this opinion, we have examined such matters of fact as we have deemed necessary in order to render the opinion set forth herein, which included examination of the following:
(1)	a copy of the Ninth Amended and Restated Certificate of Incorporation of the Company, as filed with the Delaware Secretary of State on March 31, 2010, a copy of the Certificate of Amendment to Ninth Amended and Restated Certificate of Incorporation, as filed with the Delaware Secretary of State on May 27, 2010, a copy of the Certificate of Amendment to Ninth Amended and Restated Certificate of Incorporation, as filed with the Delaware Secretary of State on July 16, 2010, and a copy of the Tenth Amended and Restated Certificate of Incorporation of the Company, which the Company intends to file with the Secretary of State of Delaware promptly following the closing date of the offering contemplated by the Registration Statements (the “Closing Date”);

(2)	a copy of the Second Amended and Restated Bylaws of the Company, as amended, as certified to us as of the date hereof by an officer of the Company as being complete and in full force and effect as of the date hereof, and a copy of the

Green Dot Corporation
July 22, 2010

Amended and Restated Bylaws of the Company, which will become effective as of the Closing Date;

(3)	the Original Registration Statement, together with the Exhibits filed as a part thereof, and the Additional Registration Statement, together with the Exhibits filed as a part thereof;

(4)	the preliminary prospectus, dated July 9, 2010, prepared in connection with the Original Registration Statement;

(5)	the underwriting agreement entered into by and among the Company, the Selling Stockholders and J.P. Morgan Securities Inc. and Morgan Stanley & Co., Incorporated, as representatives of the several underwriters;

(6)	the minutes of meetings and actions by written consent of the incorporator, the Company’s stockholders and the Company’s Board of Directors contained in the minute books of the Company that have been made available to us by the Company at the Company’s offices;

(7)	the securities records for the Company that have been made available to us by the Company at the Company’s offices (consisting of a list of stockholders holding shares of capital stock issued by the Company and a list of option and warrant holders respecting the Company’s capital and of any rights to purchase capital stock that was prepared by the Company and dated of even date herewith verifying the number of such issued and outstanding securities); and

(8)	a management certificate addressed to us and dated of even date herewith executed by the Company containing certain factual representations (the “Management Certificate”); and

(9)	the custody agreements, manner of payment elections and powers of attorney signed by the Selling Stockholders in connection with the sale of the Stock described in the Registration Statement.
     In our examination of documents for purposes of this opinion, we have assumed, and express no opinion as to, the authenticity and completeness of all documents submitted to us as originals, the conformity to originals and completeness of all documents submitted to us as copies, the legal capacity of all persons or entities executing the same, the lack of any undisclosed termination, modification, waiver or amendment to any document reviewed by us and the due authorization, execution and delivery of all such documents by the Selling Stockholders where due authorization, execution and delivery are prerequisites to the effectiveness thereof. The Common Stock is uncertificated and no stockholders of the Company hold certificates representing shares of Common Stock.
     We are admitted to practice law in the State of California, and we render this opinion only with respect to, and express no opinion herein concerning the application or effect of the laws of any jurisdiction other than, the existing laws of the United States, of the State of

Green Dot Corporation
July 22, 2010

California and of the Delaware General Corporation Law, the Delaware Constitution and reported judicial decisions relating thereto.
     In connection with our opinions expressed below, we have assumed that, at or prior to the time of the delivery of any shares of Stock, the Registration Statement will have become automatically effective under the Securities Act, that the registration provided for in the Registration Statements will apply to such shares of Stock and will not have been modified or rescinded and that there will not have occurred any change in law affecting the validity of the issuance of such shares of Stock.
     Based upon the foregoing, it is our opinion that the up to 495,471 shares of Stock to be sold by the Selling Stockholders pursuant to the Additional Registration Statement are validly issued, fully paid and nonassessable.
     We consent to the use of this opinion as an exhibit to the Additional Registration Statement. This opinion is intended solely for use in connection with issuance and sale of shares subject to the Additional Registration Statement and is not to be relied upon for any other purpose. We assume no obligation to advise you of any fact, circumstance, event or change in the law or the facts that may hereafter be brought to our attention whether or not such occurrence would affect or modify the opinions expressed herein.
Very truly yours,
/s/ Fenwick & West LLP